UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|      Preliminary proxy statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-12

                        NATURAL GAS SERVICES GROUP, INC.
  -----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which the transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                        NATURAL GAS SERVICES GROUP, INC.

                           2911 South County Road 1260
                              Midland, Texas 79706

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June 14, 2005


         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Natural Gas Services Group, Inc., a Colorado corporation, will be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on Tuesday, June 14, 2005 at 9:00 a.m., Central Time, for the purpose of considering and voting upon proposals:

         o To elect one director to serve until the annual meeting of shareholders to be held in 2007 and to elect three directors to serve until the annual meeting of shareholders to be held in 2008, or until their successors are elected and qualify; and

         o To transact such other business as may properly be presented at the meeting or any adjournments of the meeting.

         Only shareholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Natural Gas Services Group, Inc. All shareholders are cordially invited to attend the meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy card in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.


                                    By Order of the Board of Directors


                                       Scott W. Sparkman, Secretary

Midland, Texas
May 13, 2005

                        NATURAL GAS SERVICES GROUP, INC.

                           2911 South County Road 1260
                              Midland, Texas 79706

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 14, 2005


         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Natural Gas Services Group, Inc., a Colorado corporation, to be used at the annual meeting of shareholders to be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on Tuesday, June 14, 2005 at 9:00 a.m., Central Time, and at any adjournment(s) of the meeting.

         This proxy statement and the accompanying proxy is being mailed to shareholders on or about May 13, 2005.

         Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by:

         o giving written notice of the revocation to our corporate secretary;

         o        voting in person at the meeting; or

         o voting again by submitting a new proxy card bearing a later date.

         Only the latest dated proxy card, including one which a person may vote in person at the meeting, will count. If not revoked, the proxy will be voted at the meeting in accordance with the instructions indicated on the proxy by the shareholder, or, if no instructions are indicated, will be voted FOR the slate of directors described in the proxy and such other matters as may properly come before the meeting.


                                VOTING SECURITIES

         Voting rights are vested in the holders of Natural Gas' common stock, with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on April 25, 2005, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On April 25, 2005, there were 6,840,925 shares of common stock outstanding.

                         ACTIONS TO BE TAKEN AT MEETING

         The annual meeting has been called by the Board of Directors of Natural Gas to consider and act upon the following matters:

         o To elect one director to serve until the annual meeting of shareholders to be held in 2007, and to elect three directors to serve until the annual meeting of shareholders to be held in 2008, or until their successors are elected and qualify; and

         o the transaction of such other business as may properly come before the meeting or at any adjournment(s) of the meeting.

         The holders of a majority of the outstanding shares of common stock present at the meeting in person or represented by proxy will constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote. This means that the nominees receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. As to all other actions voted on at the meeting, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter will be the act of the shareholders. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, they are permitted to vote on routine proposals but not on non-routine matters. The absence of votes on non-routine matters are "broker non-votes." Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker non-votes on proposals other than the election of directors, if any, will be counted as present for purposes of the other proposals and will count as votes against the other proposals.


                              ELECTION OF DIRECTORS

         The number of directors on Natural Gas' Board of Directors has been established by the shareholders as seven directors. The Board of Directors is divided into three classes with directors serving staggered terms. Our current directors are listed below by the year in which their terms expire:

      Terms Expiring at the     Terms Expiring at the     Terms Expiring at the
       2005 Annual Meeting       2006 Annual Meeting       2007 Annual Meeting
    ------------------------   -----------------------   -----------------------

      Charles G. Curtis         William F. Hughes, Jr.      Richard L. Yadon

      Paul D. Hensley(1)        Wallace C. Sparkman

      Wallace O. Sellers(2)

      Gene A. Strasheim

-----------------------
(1) In January 2005, Mr. Hensley was appointed to serve as a director to fill a vacancy created by the death of a former director.
(2) Mr. Sellers is not standing for re-election to the Board because of health reasons.

         Shareholders will be electing four Directors at the meeting. The Board is recommending Mr. Stephen C. Taylor, Natural Gas' President and Chief Executive Officer, for election to the Board of Directors to serve for a three year term expiring at the annual meeting of shareholders in 2008 in place of Mr. Sellers. The Board is also recommending Charles G. Curtis and Gene A. Strasheim for re-election to the Board of Directors to serve for three year terms expiring at the annual meeting of shareholders in 2008. The Board is recommending Mr. Paul D. Hensley for re-election to the Board of Directors to serve for a two year term expiring at the annual meeting of shareholders in 2007. Mr. Hensley replaced a former director whose term did not expire until 2007. Under Colorado law, the term of a director who is elected by the remaining directors to fill a vacancy expires at the next annual meeting of shareholders. Consequently, Mr. Hensley's term expires at the 2005 Annual Meeting of Shareholders.

         The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the four nominees for director named above. If, at the time of the meeting, any of these nominees become unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.

         The Board of Directors recommends that shareholders vote "for" all the nominees.

     Nominees for Directors for Terms to Expire in 2008

Charles G. Curtis

         Charles G. Curtis, 72, has served as a director since 2001. He has been the President and Chief Executive Officer of Curtis One, Inc., d/b/a/ Roll Stair, since 1992. Curtis One, Inc. manufactures aluminum and steel mobile stools and mobile ladders. From 1988 to 1992, Mr. Curtis was the President and Chief Executive Officer of Cramer, Inc. a manufacturer of office furniture. Mr. Curtis has a B.S. degree from the United States Naval Academy and a MSAE degree from the University of Southern California.

Gene A. Strasheim

         Gene A. Strasheim, 63, has served as a director since 2003. He has been a financial consultant to Skyline Electronics/Products since 2001. Skyline manufactures circuit boards and large remotely controlled digital interstate highway signs. From 1992 to 2001, Mr. Strasheim was the Chief Financial Officer of Skyline Electronics/Products. From 1985 to 1992, Mr. Strasheim was the Vice President-Finance and Treasurer of CF&I Steel Corporation. Prior to that, Mr. Strasheim was the Vice President-Finance for two other companies and was also a partner with the accounting firm of Deloitte Haskins & Sells. Mr. Strasheim has practiced as a Certified Public Accountant in three states and has a BS degree from the University of Wyoming.

Stephen C. Taylor

         Stephen C. Taylor, 51, became the President and Chief Executive Officer of Natural Gas in January 2005. Mr. Taylor held the position of General Manager-US Operations for Trican Production Services, Inc., a Canadian-based pressure pumping company, from 2002 through 2004. He joined Halliburton Resource

Management (Halliburton Company's gas compression rental division) in 1976 and progressed through numerous engineering, sales and operational positions throughout the U.S. to be its VP-Operations in 1989. In 1993 Mr.Taylor transferred to the corporate-entity of Halliburton Energy Services and held multiple senior level management and operational positions, including extensive international travel and responsibilities. In 2000 he was elected Sr. VP/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture company owned by Halliburton and Shell Oil Company involved in leading-edge deepwater drilling technologies. Mr. Taylor elected early retirement from Halliburton in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a BS degree in mechanical engineering from Texas Tech University and an MBA from The University of Texas in Austin.

     Nominee for Director for Term to Expire in 2007

Paul D. Hensley

         Paul D. Hensley, 52, first became a director of Natural Gas in January 2005 when he was appointed to fill a vacancy on the Board created by the death of a former director. He is the founder of and has served as president of Natural Gas' subsidiary, Screw Compression Systems, Inc., from its inception in 1997. Mr. Hensley has 25 years of experience in the natural gas compressor industry and was responsible for the development and successful manufacture of SCS's reciprocating compressor product line.

     Continuing Directors Whose Terms Expire in 2006

William F. Hughes, Jr.

         William F. Hughes, Jr., 52, has served as a director of NGSG since 2003. He has been a co-owner of The Whole Wheatery, LLC, a natural foods store located in Lancaster, California, since 1983. Mr. Hughes holds a Bachelor of Science degree in Civil Engineering from the U.S. Air Force Academy and a Masters of Science in Engineering from UCLA.

Wallace C. Sparkman

         Wallace C. Sparkman, 74, is one of our founders and has served as a director since 2003 and as Chairman of the Board of Directors since March 2005. Mr. Sparkman served from April 1993 in various executive and director positions in several subsidiary companies prior to their merger into Natural Gas in December 2003. Mr. Sparkman served as our interim President and Chief Executive Officer from March 2004 to January 2005, when Stephen C. Taylor was employed by Natural Gas and appointed as President and Chief Executive Officer. From December 1998 to 2003, Mr. Sparkman was a consultant to our Board of Directors. He also acted as a management consultant to various entities and acted as a principal  in forming  several  privately-owned  companies.  Mr.  Sparkman was a co-founder of Sparkman Energy Corporation, a natural gas gathering and transmission company, in 1979 and served as its Chairman of the Board, President and Chief Executive Officer until 1985. From 1968 to 1979, Mr. Sparkman held various executive positions and served as a director of Tejas Gas Corporation, a natural gas gathering and transmission company. At the time of his resignation from Tejas Gas Corporation in 1979, Mr. Sparkman was President and Chief Executive Officer. Mr. Sparkman has more than 37 years of experience in the energy service industry. Mr. Sparkman is the father of Scott W. Sparkman, the corporate Secretary of Natural Gas.

     Continuing Director Whose Term Expires  in 2007

Richard L. Yadon

         Richard L. Yadon, 46, has served as a director since 2003. He is a co-founder of Rotary Gas Systems Inc. and served as an advisor to Natural Gas' Board of Directors from June 2002 until he became a Director. Since 1981, Mr. Yadon has owned and operated Yadeco Pipe & Equipment and since December 1994, has co-owned and presided as President of Midland Pipe & Equipment, Inc. Both companies are directly related to drilling and completion of oil and gas wells in Texas, New Mexico, Louisiana and Oklahoma. Since 1981, he has owned Yadon Properties, which owns and operates real estate in Midland, Texas. Mr. Yadon has 22 years of experience in the energy service industry.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Natural Gas' Board of Directors held five meetings during the fiscal year ended December 31, 2004. Each director attended at least 75% of the total number of Board meetings held while such person was a director. Each director also attended at least 75% of all of the meetings held by all committees of the Board of Directors for which he served (during the periods that he served). The Board of Directors acts from time to time by unanimous written consent in lieu of holding a meeting. During the fiscal year ended December 31, 2004, the Board of Directors took action by unanimous written consent one time.

         We typically schedule a Board meeting in conjunction with our annual meeting of shareholders. Although we do not have a formal policy on the matter, we expect our directors to attend each annual meeting, absent a valid reason, such as illness or a schedule conflict. Last year, all seven of the individuals then serving as director attended our annual meeting of shareholders.

         To assist it in carrying out its duties, the Board has delegated certain authority to three standing committees. These Committees are described below.

Audit Committee

Members: During 2004,  the Audit  Committee was  comprised of Gene A.  Strasheim
         (Chairman), Charles G. Curtis, William F. Hughes, Jr., Wallace O. Sellers and Richard L. Yadon, all of whom are currently serving on the Committee.

Number of Meetings in 2004: Four

Functions:

         o Assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

         o        Hiring the independent auditors;

         o Monitoring the independence and performance of our independent auditors and internal auditors;

         o Maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent auditors; and

         o        Overseeing   compliance   with  our  policies  for  conducting
                  business, including ethical business standards.

         Our Board of Directors has determined that Gene A. Strasheim is qualified as an "audit committee financial expert" as that term is defined in the rules of the Securities and Exchange Commission, or the "SEC". Mr. Strasheim has worked as a financial consultant since 2001. From 1992 to 2001, he worked as a Chief Financial Officer for a company in the electronics industry. Prior to that, Mr. Strasheim was a partner and certified public accountant with Deloitte Haskins & Sells.

         The Board of Directors has adopted an Audit Committee Charter. A current copy of the charter is available on our website (www.ngsgi.com).

         Our common stock is listed for trading on the American Stock Exchange. Under AMEX rules, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom must be "independent". Our Board has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of AMEX and the rules of the SEC.

Compensation Committee

Members: During 2004,  the  Compensation  Committee  was comprised of William F.
         Hughes, Jr. (Chairman), Charles G. Curtis, Wallace O. Sellers, Gene A. Strasheim and Richard L. Yadon, all of whom are currently serving on the Committee.

Number of Meetings in 2004:  Five.

Functions:

         o Assisting the Board in overseeing the management of our human resources including:

                  >>       compensation and benefits programs;
                  >>       CEO performance and compensation; and

         o        Overseeing  the  evaluation of  management.

         The Compensation Committee's policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and other compensation that may be awarded from time to time such as long-term incentive opportunities in the form of stock options under Natural Gas' 1998 Stock Option Plan.

         Our Board has determined that all of the members of the Compensation Committee are independent, as defined in the listing standards of AMEX and the rules of the SEC.

         A current copy of our Compensation Committee Charter is available on our website (www.ngsgi.com).

Governance, Personnel Development, and Nominating Committee

Members: During 2004,  the  Governance,  Personnel  Development  and  Nominating
         Committee was composed of Charles G. Curtis (Chairman), William F. Hughes, Jr., Wallace O. Sellers, Gene A. Strasheim and Richard L. Yadon, all of whom are currently serving on the Committee.

Number of Meetings in 2004: Five

Functions:

         o Identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

         o Recommending director nominees and individuals to fill vacant positions;

         o Assisting the Board in interpreting the Board Governance Guidelines, the Board's Principles of Conduct and any other similar governance documents adopted by the Board;

         o        Overseeing the evaluation of the Board and its committees;

         o        Generally overseeing the governance of the Board; and

         o Overseeing executive development and succession and diversity efforts.

         The Board of Directors has adopted a Corporate Governance Charter for this Committee. A current copy of the charter is available on our website (www.ngsgi.com).

         Our Board of Directors has determined that each of the Committee members is "independent", as defined under the applicable rules and listing standards of AMEX.

         Our Governance, Personnel Development, and Nominating Committee will consider a director candidate recommended by a stockholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to recommend a candidate for the Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Natural Gas Services Group, Inc., Nominating Committee, 2911 South County Road 1260, Midland, Texas 79706, Attn.: Charles G. Curtis, Chairman. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer's names and description of the employer's business, educational background and any other biographical information that would assist the Committee in determining the qualifications of the individual. The Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year's annual meeting for nomination at that annual meeting. The Committee will consider nominations received after that date at the annual meeting subsequent to the next annual meeting.

         The  Committee   evaluates   nominees  for  directors   recommended  by
shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.


                                 CODE OF ETHICS

         Our Board of Directors has adopted a Code of Business Conduct and Ethics ("Code"), which is posted on our website (www.ngsgi.com). You may also obtain a copy of our Code by requesting a copy in writing at 2911 SCR 1260, Midland, Texas 79706 or by calling us at (432) 563-3974.

         Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

         o        we will comply with all laws, rules and regulations;

         o our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

         o our directors, officers and employees are to protect our assets and maintain our confidentiality;

         o we are committed to promoting values of integrity and fair dealing; and that

         o we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

         Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

                               EXECUTIVE OFFICERS

         Our executive officers are elected annually at the first meeting of the Board of Directors held after each annual meeting of shareholders. Each executive officer holds office until his or her successor is duly elected and qualified.

         Biographical information for Stephen C. Taylor and Paul D. Hensley, our executive officers who are also nominees for director, is included above under "Election of Directors". Set forth below is biographical information regarding our other executive officers at the date of this proxy statement.

         Earl R. Wait, 61, has served as our Chief Financial Officer since May 2000 and our Treasurer since 1998. Mr. Wait was our Chief Accounting Officer from 1998 to May 2000. Mr. Wait was the Chief Financial Officer and Secretary/Treasurer of Flare King and then Rotary from April 1993 to December 31, 2003, the Controller and Assistant Secretary/Treasurer for Hi-Tech from 1994 to 1999, a director of NGE and Rotary from July 1999 to April 2001 and the Chief Accounting Officer and Treasurer of Great Lakes Compression from February 2001 to December 31, 2003. Mr. Wait is a certified public accountant with an MBA in management and has more than 25 years of experience in the energy industry.

         Ronald D. Bingham, 60, has served as one of our Vice Presidents since December 2003 and was the President of Great Lakes Compression, Inc. from 2001 to December 31, 2003. From March 2001 to July 2001, Mr. Bingham was the General Manager of Great Lakes Compression. From January 1989 to March 2001, Mr. Bingham was the District Manager for Waukesha Pearce Industries, Inc., a distributor of Waukesha natural gas engines. Mr. Bingham is a member of the Michigan Oil and Gas Association and received a bachelors degree in Graphic Arts from Sam Houston State University.

         S. Craig Rogers, 42, has served as one of our Vice Presidents since June 2003. He served as Operations Manager for Rotary from 1995 to December 31, 2003, and Vice President of Rotary from April 2002 to December 31, 2003. From March 1987 to January 1995, Mr. Rogers was the Shop Manager for CSI, a major manufacturer of natural gas compressors.

         William R. Larkin, 39, has served as Vice President since June 2004. He held various positions with Compressors Systems, Inc. from 1993 until his employment began with Natural Gas Services Group, Inc. Those positions included:
Manager of Engineering, Chief Engineer, Asset Manager and Regional Sales Manager. Mr. Larkin holds a Bachelors Degree in Mechanical Engineering from the University of Texas in Austin, Texas.

         Scott W. Sparkman, 43, has served as our Secretary since December 1998. Mr. Sparkman was Executive Vice-President of NGE from July 2001 to December 31, 2003, was a director of NGE from December 1998 to December 31, 2003, was Secretary and Treasurer of NGE from March 1999 to December 31, 2003 and was the Secretary of Great Lakes Compression from February 2001 to December 31, 2003. Mr. Sparkman was one of our directors from 1998 to 2003. Mr. Sparkman served as the President of NGE from December 1998 to July 2001. From May 1997 to July 1998, Mr. Sparkman served as Project Manager and Comptroller for Business
Development Strategies, Inc., a designer of internet websites. Mr. Sparkman received a BBA degree from Texas A&M University. Mr. Sparkman is the son of Wallace C. Sparkman, the Chairman of the Board of Directors of Natural Gas.


                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation paid to the named executive officers for services rendered to Natural Gas during the fiscal years ended December 31, 2004, 2003 and 2002:


                                  Annual Compensation          Long-Term Compensation
                            -------------------------------    ----------------------
    Name and                                                         Securities
Principal Position          Year      Salary          Bonus      Underlying Options
------------------          ----      ------          -----    ----------------------
 Wayne L. Vinson            2004    $ 39,614(1)           0              0
 President & Chief          2003    $120,000(1)     $  48,000            0
 Executive Officer          2002    $120,000(1)     $  39,452            0

 Earl R. Wait               2004    $  90,000       $  40,250            0
 Chief Financial Officer    2003    $  90,000       $  41,256            0
                            2002    $  90,000       $  29,589         15,000

 Wallace Sparkman           2004    $120,000(2)     $  53,500            0
 Director, Chairman

 Scott Sparkman             2004    $ 75,000        $  20,000          3,000
 Secretary                  2003    $ 75,000        $  17,939            0
                            2002    $ 75,000        $  25,678            0

 William R. Larkin          2004    $ 90,000        $  40,250         12,000
 Vice President             2003    $  9,288(3)           0              0

 S. Craig Rogers            2004    $ 95,000        $  42,750            0
 Vice President             2003    $ 88,500        $  37,669            0
                            2002    $ 80,000        $  26,301         12,000

--------------------------
(1) Mr. Vinson served as President and Chief Executive Officer until his death in March 2004. The amounts shown exclude compensation paid to Mr. Vinson's wife for her services as accounts payable and payroll clerk in 2003 and 2002.
(2) Mr. Sparkman served as interim President and Chief Executive Officer for a portion of 2004, following the death of Mr. Vinson.
(3)  Mr. Larkin was first employed by us on October 13, 2003.

         We have established a bonus program for our officers. At the end of each of our fiscal years, our Compensation Committee reviews our operating history and determines whether or not any bonuses should be paid to our officers. If so, the Board of Directors, upon recommendation of the Compensation Committee, determines what amount should be paid to our officers. The Board of Directors may discontinue the bonus program at any time.


Option Grants in Last Fiscal Year

         We did not grant any stock options in 2004 to Messrs.  Vinson, Wait, W.
Sparkman or Rogers. However, we did grant stock options to William R. Larkin and Scott W. Sparkman. In the table below, we show certain information about the stock options granted to Messrs. Larkin and Sparkman.

                                 Option/SAR Grants in Last Fiscal Year

                                          Individual Grants
                     -----------------------------------------------------------
                                    Percent of
                     Number of        Total
                     Securities    Options/SARS
                     Underlying     Granted to     Exercise
                      Options      Employees in     or Base         Expiration
       Name          Granted (#)    Fiscal Year   Price ($/Sh)         Date
-------------------  -----------------------------------------------------------

William R. Larkin      12,000          32%          $ 7.50       August 16, 2014

Scott W. Sparkman      3,000            8%          $ 7.50       August 16, 2014

Aggregate Option Exercs in Last Fiscal Year and Fiscal Year End Option Values

         The following  table sets forth,  as of and for the year ended December
31, 2004, information pertaining to option exercises and fiscal year end values of options held by the executive officers named in the summary compensation table on page 10.



                                                             Fiscal Year End Option Values
                                                ---------------------------------------------------------
                                                    Number of Unexercised        Value of Unexercised
                                                    Securities Underlying        In-the-Money Options
                        Shares                   Options at Fiscal Year End       at Fiscal Year End
                       Acquired      Value      ----------------------------    -------------------------
Name                 On Exercise    Received      Exercisable   Unexercisable   Exercisable  Unexercisable
----                 -----------    --------    --------------  -------------   -----------  -------------
Wayne L. Vinson           0            0              0               0              0             0

Earl R. Wait              0            0           10,000          15,000        $23,000       $34,500

Wallace C. Sparkman       0            0              0               0              0             0

William R. Larkin         0            0              0            12,000            0         $23,160

Scott Sparkman            0            0              0             3,000            0          $5,790

S. Craig Rogers           0            0            8,000          12,000        $18,400       $27,600

Compensation of Directors

         Our directors who are not employees are paid $2,500 per quarter. As additional compensation for their services throughout each year, at December 31 of each year, our non-employee directors are entitled to receive a ten year stock option to purchase 2,500 shares of our common stock at an exercise price equal to the market value of the common stock on the date of grant. On January 3, 2005, we granted stock options to Messrs. Sellers, Curtis, Hughes, Strasheim and Yadon, our non-employee directors. Each option entitles the holder to purchase 2,500 shares of our common stock at $9.43 per share, the fair market value of our common stock on the date of grant. The options are exercisable immediately and expire ten years from the date of grant. The Chairman of the Audit Committee is paid $5,000 annually, in addition to his or her compensation as a non-employee director. We also reimburse our directors for accountable expenses incurred on our behalf.

1998 Stock Option Plan

         Our 1998 Stock Option Plan provides for the issuance of stock options to purchase up to 150,000 shares of our common stock. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and consultants and to promote the success of our business. The plan is administered by the Board of Directors and a compensation committee consisting of two or more non-employee directors, if appointed. At its discretion, the administrator of the plan may determine the persons to whom options may be granted and the terms upon which such options will be granted. In addition, the administrator of the plan may interpret the plan and may adopt, amend and rescind rules and regulations for its administration. At March 23, 2005 options to purchase a total of 107,000 shares of our common stock were outstanding under the 1998 Stock Option Plan.

Certain Relationships and Related Transactions

         Earl R. Wait and Wallace C. Sparkman have guaranteed approximately $84,000 and $92,000, respectively, of debt for us without consideration. This debt was incurred when we acquired vehicles, equipment and software. The following schedule provides information as to the remaining debt balances as of February 28, 2005:

                 Name of            Balance at       Interest       Maturity
                Guarantor        February 28, 2005     Rate           Date
           -------------------   -----------------   --------   ----------------

           Earl R. Wait               $13,154         10.50%    October 10, 2005
           Wallace C. Sparkman           0            10.00%    October 10, 2005

         None of the guarantees is still in effect.

         In October 2004, we entered into a Stock Purchase Agreement with Screw Compression Systems, Inc., or "SCS", and the three stockholders of SCS. SCS is a manufacturer of natural gas compressors, with its principal offices located in Catoosa, Oklahoma. Under this agreement, we purchased from Paul D. Hensley and the two other stockholders of SCS all of the outstanding shares of capital stock of SCS. The acquisition was completed on January 3, 2005 and SCS is now operated as a wholly owned subsidiary of Natural Gas.

         Under terms of the Stock Purchase Agreement, Natural Gas appointed Mr. Hensley as a director of Natural Gas in January, 2005 to fill a vacancy existing on its Board of Directors, to hold office until the 2005 annual meeting of shareholders. Natural Gas also agreed to nominate Mr. Hensley for election as a director at the 2005 annual meeting of shareholders.

         Based on Mr. Hensley's pro rata ownership of SCS, he received $5.6 million in cash; 426,829 shares of Natural Gas common stock valued at $4 million, based on the average of the daily closing prices of the common stock for the ninety consecutive trading days ended April 28, 2004; and a promissory note issued by Natural Gas in the principal amount of $2.1 million, bearing interest at the rate of four percent (4.00%) per annum, maturing three years from the date of closing and secured by letters of credit in the aggregate face amount of $2 million. The promissory note is payable in three equal annual installments, with the first installment being due and payable on January 6, 2006. Subject to Mr. Hensley's consent, principal payments may be made by Natural Gas in shares of common stock valued at the average daily closing prices of the common stock on the American Stock Exchange for the twenty consecutive trading days commencing thirty trading days before the due date of the principal payment, or by combination of cash and shares of common stock.

         All of the shares issued to Mr. Hensley are "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and bear a legend to that effect. However, under terms of a Stockholders' Agreement entered into as required by the Stock Purchase Agreement, for a period of two years following the closing, Mr. Hensley has the right, subject to certain limitations, to include or "piggyback" the 426,829 shares of common stock he received in the transaction in any registration statement filed by Natural Gas with the SEC. The Stockholders' Agreement also provides that Mr. Hensley will not for a period of three years acquire or agree, offer, seek or propose to acquire beneficial of any assets or businesses or any additional securities issued by Natural Gas, or any rights or options to acquire such ownership; contest any election of directors by the shareholders of Natural Gas; or induce or attempt to induce any other person to initiate any shareholder proposal or a tender offer for any voting securities of Natural Gas; or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

         Mr. Hensley has continued in his present position with SCS under a three-year employment agreement with SCS providing for annual cash compensation in the amount of $126,700. Under terms of this agreement, Mr. Hensley is entitled to participate in Natural Gas' employee benefit plans as in effect from time to time. The agreement also contains provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hensley become the property of Natural Gas; and prohibiting Mr. Hensley from competing with Natural Gas. The agreement may be terminated by Natural Gas "for cause", within the meaning of the agreement, and the agreement automatically terminates upon the death, voluntary resignation or retirement of Mr. Hensley or the inability of Mr. Hensley to perform his duties for a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period.

         Natural Gas has had no material relationship with Mr. Hensley other than with respect to the transactions occurring under the Stock Purchase Agreement.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of April 25, 2005, the beneficial ownership of our common stock by (i) each of our directors (and nominees for director), (ii) each of our executive officers; (iii) all of our executive officers and directors (and nominees) as a group; and (iv) each person known by us to beneficially own more than five percent of our common stock. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his spouse, with respect to the shares set forth opposite his name.

                                                                       Percent
               Name and                     Shares of Common Stock  Beneficially
               Address                        Beneficially Owned       Owned
------------------------------------------  ----------------------  ------------

Wallace O. Sellers                                 693,159(1)          10.1%
P.O. Box 106
6539 Upper York Road
Solebury,  Pennsylvania 18963-0106

Charles G. Curtis                                   80,500(2)           1.2%
1 Penrose Lane
Colorado Springs,  Colorado 80906

Paul D. Hensley                                    426,829              6.2%
3005 N. 15th Street
Broken Arrow, Oklahoma  74012

William F. Hughes                                  247,000(3)           3.6%
42921 Normandy Lane
Lancaster,  California 93536

Wallace C. Sparkman                                167,691(4)           2.5%
4906 Oakwood Court
Midland, Texas 79707

Gene A Strasheim                                     8,500(5)            *
165 Huntington Place
Colorado Springs,  Colorado 80906

Richard L. Yadon                                   299,183(6)           4.4%
P.O. Box 8715
Midland,  Texas 79708-8715

Ron L. Bingham                                       6,000(7)            *
P.O. Box 945
Lewiston,  Michigan 49756

W. Randy Larkin                                     12,000(8)            *
5609 Heartland
Midland,  Texas 79707

S. Craig Rogers                                     14,250(9)            *
14732 Bluestem Ave
Gardendale,  Texas 79758

Earl R. Wait                                        75,520(10)          1.1%
5102 Teakwood Trace
Midland,  Texas 79707

Scott W. Sparkman                                   519,467(11)         7.6%
1604 Ventura Ave
Midland,  Texas 79705

Charles L. Barney                                   972,774(12)        13.8%
952 Echo Lane, Suite 364
Houston, Texas 77024

RWG Investments LLC                                369,000 (13)         5.4%
5980 Wildwood Drive
Rapid City,  South Dakota 57902

Babson Capital Management LLC                      651,700(14)          9.5%
One Memorial Drive
Cambridge, Massachusetts 02142-1300

All directors (and nominees) and
executive officers as a group
(12 persons)                                     2,550,099(15)         36.1%


-------------------------------------------
*    Less than one percent.
(1) Includes 196,091 shares of common stock owned by the Trust under Deed of Wallace O. Sellers, dated June 21, 1991, 196,091 shares of common stock owned by the Trust under Deed of Wallace O. Sellers, dated June 22, 1971; options to purchase 2,500 shares of common stock at $3.88 per share, options to purchase 2,500 shares of common stock at $5.55 per share, and options to purchase 2,500 shares of common stock at $9.34 per share held by Mr. Sellers; and 158,600 shares owned by Mr. Sellers' wife. The trustee of each trust is an unrelated third party. Mr. Sellers' wife is a contingent remainder beneficiary of one trust and a beneficiary during her lifetime of the other.
(2) Includes options to purchase 2,500 shares of common stock at $3.88 per share, options to purchase 2,500 shares of common stock at $5.55 per share, options to purchase 2,500 shares of common stock at $9.34 per share, and warrants to purchase 40,000 shares of common stock at $3.25 per share.
(3) Includes 180,500 shares of common stock and a warrant to purchase 60,000 shares of common stock at $3.25 per share owned by the William and Cheryl Hughes Family Trust, an option to purchase 2,500 share of common stock at $5.55, and an option to purchase 2,500 shares of common stock at $9.34.
(4) Includes 105,691 shares owned by Diamente Investments, LLP, a Texas limited partnership of which Mr. Sparkman is a general and limited partner.
(5) Includes options to purchase 2,500 shares of common stock at $5.55 per share and options to purchase 2,500 shares of common stock at $9.34 per share.
(6) Includes warrants to purchase 9,365 shares of common stock at $2.50 per share, warrants to purchase 5,318 shares of common stock at $3.25 per share, options to purchase 2,500 shares of common stock at $5.55 per share and options to purchase 2,500 shares of common stock at $9.34 per share.

(7) Includes an option to purchase 6,000 shares of common stock at $5.58 per share.
(8) Includes an option to purchase 12,000 shares of common stock at $7.50 per share.
(9) Includes warrants to purchase 1,125 shares of common stock at $6.25 per share and an option to purchase 12,000 shares of common stock at $3.25 per share.
(10) Includes an option to purchase 15,000 shares of common stock at $3.25 per share.
(11) Includes an option to purchase 3,000 shares of common stock at $7.50 per share, and 475,000 shares of common stock and warrants to purchase 21,467 shares of common stock at $2.50 per share owned by Diamond S DGT, a trust of which Mr. Sparkman is a co-trustee and co-beneficiary with his sister.
(12) Based on Amendment No. 1 to Schedule 13D filed with the SEC on March 22, 2005, Charles L. Barney, the sole indirect owner of CBarney Investments, Ltd. and Mark X Energy Company, reported beneficial ownership of 707,974 shares of common stock and warrants to purchase 228,300 shares of common stock. Mr. Barney reported shared voting and dispositive power with (i) CBarney Investments, Ltd. with respect to the 600,674 shares and warrants its owns and (ii) Mark X Energy Company with respect to the 335,600 shares and warrants it owns, due to his ownership control of those entities. In subsequent reports jointly filed with the SEC by Mr. Barney, CBarney Investments, Ltd. and Mark X Energy Company, the reporting persons reported the acquisition by Mark X Energy Company of warrants to purchase an additional 36,500 shares of common stock and Mr. Barney's beneficial ownership of such additional shares.
(13) Includes a warrant to purchase 15,000 shares of common stock at $6.25 per share, 245,000 shares of common stock owned by RWG Investments LLC, and 82,000 shares of common stock owned by G Five Development LLC. RWG Investments LLC is a limited liability company owned solely by Roland W.
     Gentner. G Five Development LLC is a limited liability company, the beneficial owners of which are Roland W. Gentner, his spouse, and his three sons.
(14) As reported in Schedule 13G filed with the SEC on February 8, 2005, Babson Capital Management LLC, in its capacity as investment adviser, may be deemed the beneficial owner of such shares which are owned by investment advisory client(s). Babson Capital reported sole voting power with respect to 641,400 shares; shared voting power with respect to 10,300 shares; and sole dispositive power with respect to 651,700 shares.
(15) Includes options to purchase 78,000 shares of common stock and warrants to purchase 137,275 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Natural Gas' officers and directors and persons who own more than 10% of the outstanding common stock of Natural Gas to file reports of ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish Natural Gas with copies of all Section 16(a) forms they file.

         Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to Natural Gas during and for its fiscal year ended December 31, 2004, there were no directors, officers or more than 10% shareholders of Natural Gas who failed to timely file a report required by Section 16(a) of the Securities Exchange Act of 1934.


                          REPORT OF THE AUDIT COMMITTEE

         Our Audit Committee is responsible for overseeing the integrity of Natural Gas' financial statements; financial reporting processes; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; and the performance of Natural Gas' internal audit function and independent auditors.

         Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants' report on such financial statements. The Audit Committee reviews with management our consolidated financial statements; reviews with the independent accountants their independent accountants' report; and reviews the activities of the independent accountants. The Audit Committee selects our independent accountants each year. The Audit Committee also considers the adequacy of our internal controls and accounting policies. The chairman and members of the Audit Committee are all independent directors of our Board of Directors within the meaning of Section 121(A) of the listing standards of the American Stock Exchange.

         The Audit Committee has reviewed and discussed our audited financial statements with management of Natural Gas. The Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosures and letter from our independent accountants required by Independence Standards Board
Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants matters pertaining to their independence. The Audit Committee also considered whether the additional services unrelated to audit services performed by Hein & Associates LLP were compatible with maintaining their independence in performing their audit services. Based upon the reviews and discussions referred to above, the Audit
Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for 2004 for filing with the Securities and Exchange Commission. The Audit Committee and Board of Directors has also selected Hein & Associates LLP as our independent accountants for the fiscal year ending December 31, 2005.

                                  Respectfully submitted by the Audit Committee,

                                            Gene A. Strasheim, Chairman
                                            Charles G. Curtis
                                            William F. Hughes
                                            Wallace O. Sellers
                                            Richard L. Yadon


                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has reappointed the firm of Hein & Associates LLP as independent auditors for the fiscal year ending December 31, 2005. Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement at the annual meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

Principal Accountant Fees

         Our principal accountant for the fiscal years ended December 31, 2004 and 2003 was Hein & Associates LLP.

         Audit Fees

         The aggregate fees billed for professional services rendered by Hein & Associates LLP for the audit of our financial statements for our fiscal years ended December 31, 2004 and 2003 and the review of the financial statements in our Forms 10-QSB for the fiscal quarters in such fiscal years were $82,172 and $75,749, respectively. These fees also include update audit procedures performed by Hein & Associates LLP for the issuance of consents for the inclusion of their audit opinions in registration statements we filed with the SEC during these years.

         Audit Related Fees

         The aggregate fees billed for assurance and related services by Hein & Associates LLP during the fiscal year ended December 31, 2004 were approximately $67,000. These fees were mainly related to the audit for our acquisition of Screw Compression Systems, Inc. and consultation regarding Sarbanes Oxley internal controls implementation. We did not incur any "audit related" fees in 2003.

         Tax Fees

         The aggregate fees billed for professional services rendered by Hein & Associates LLP for our fiscal years ended December 31, 2004 and 2003 for compliance, tax advice and tax planning were $18,330 and $18,391 respectively.

         All Other Fees

         No other fees were billed by Hein & Associates LLP during our fiscal years ended December 31, 2003 and 2004 other than as described above.

         As of the date of this proxy statement, our audit committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Exchange Act, our audit committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.

         Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimus exception contained in the rules. The audit committee pre-approved all services provided by Hein & Associates LLP in 2004 and the de minimus exception was not used.


                              SHAREHOLDER PROPOSALS

         Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2006 annual meeting of shareholders, the proposal must be received by us at our principal executive offices at 2911 South County Road 1260, Midland, Texas 79706 by January 21, 2006, unless the date of our 2006 annual meeting of shareholders is more than 30 days from the anniversary date of our 2005 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2006 annual meeting of shareholders. The proposal should be sent to the attention of the Secretary of Natural Gas.

         The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to introduce an item of business at an annual meeting of shareholders. A proposal may not be presented at the 2006 annual meeting and no persons may be nominated for election to the Board at that meeting unless we receive notice of the proposal or nomination no later than April 6, 2006. Your notice should be addressed to Secretary, Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. Your notice must comply with the requirements set forth in our bylaws, a copy of which may be obtained from the secretary of Natural Gas.

         In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.


             SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Because of Natural Gas' small size, to date we have not developed formal processes by which shareholders may communicate directly with directors. Instead, we believe that our informal process permitting communications to be sent to the board of directors either generally or in care of a corporate officer, has served the shareholders' needs. Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to the Board of Directors may be mailed to the Board, in care of the Secretary of Natural Gas, at 2911 South County Road 1260, Midland, Texas 79706. Shareholders should clearly note on the mailing envelope that the letter is a "Shareholder-Board Communication." All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The Secretary of Natural Gas will make copies of all such communications and circulate them to the appropriate director or directors.


                             SOLICITATION OF PROXIES

         The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Natural Gas. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of Natural Gas may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of Natural Gas' shares held of record by such persons and Natural Gas will reimburse them for their charges and expenses in this connection.

                       2004 ANNUAL REPORT TO SHAREHOLDERS

         You may obtain our 2004 Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 upon written request to Scott W. Sparkman, Secretary, at Natural Gas' principal offices, 2911 South County Road 1260, Midland, Texas 79706. In addition, the exhibits to the Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004 may be obtained by any stockholder upon written request to Mr. Sparkman.


                                 OTHER BUSINESS

         Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person's names in the enclosed proxy card will vote such proxy according to their judgment on such matters.


                                              By Order of the Board of Directors


                                              Scott W. Sparkman, Secretary

Midland, Texas
May 13, 2005

                                      PROXY

                        NATURAL GAS SERVICES GROUP, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD June 14, 2005


The undersigned hereby appoints Wallace C. Sparkman and Scott W. Sparkman, and each of them, proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of common stock in Natural Gas Services Group, Inc. at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on June 14, 2005 at 9:00 a.m. Central Time, and at any adjournment(s) thereof for the following purposes:

1. Election of Directors:

[ ]      FOR THE DIRECTOR           [ ]     WITHHOLD AUTHORITY TO VOTE
         NOMINEES LISTED BELOW              FOR ALL NOMINEES LISTED
                                            BELOW

         (EXCEPT AS MARKED TO THE CONTRARY BELOW)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                  Charles G. Curtis                  Paul D. Hensley

                  Gene A. Strasheim                  Stephen C. Taylor

         The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxies lawfully may do by virtue hereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE DIRECTORS.

         It is understood that this proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. The proxies will vote the shares represented by this proxy at their discretion on any other matters that may properly come before the meeting.





         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, and the Proxy Statement and Annual Report furnished therewith.

                           Dated and Signed:

                           _______________________________________________, 2005

                           _____________________________________________________

                           _____________________________________________________

                           Signature(s) should agree with the name(s) stenciled hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Attorneys should submit powers of attorney.